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                                                                       Exhibit 5





                                                                     FILE NUMBER
                                                                        872381


                                December 3, 1999

Starwood Financial Inc.
27th Floor
1114 Avenue of the Americas
New York, New York 10036

         Re: Starwood Financial Inc.: Registration
             Statement on Form S-8
             -------------------------------------

Ladies and Gentlemen:

         We have served as Maryland counsel to Starwood Financial Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 753,037 shares (the "Shares") of common stock, $.001 par value per share, of the Company ("Common Stock") covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Shares are issuable by the Company upon the exercise of options ("Starwood Options") to purchase shares of Common Stock that were converted from options ("TriNet Options") to purchase shares of common stock, $.01 par value per share, of TriNet Corporate Realty Trust, Inc., a Maryland corporation ("TriNet"), in connection with the merger of ST Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of the Company ("ST"), with and into TriNet (the "Merger"), pursuant to the Agreement and Plan of Merger, dated as of June 15, 1999, as amended (the "Merger Agreement"), by and between the Company (then Starwood Financial Trust, a Maryland real estate investment trust), TriNet and ST. Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

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Starwood Financial Inc.
December 3, 1999
Page 2


         1. The Registration Statement;

         2. The Charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

         4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

         5. Articles of Merger relating to the Merger, certified as of a recent date by the SDAT;

         6. Resolutions adopted by the Board of Directors of the Company relating to the authorization of the registration of the Shares and the issuance of the Shares upon exercise of Starwood Options (the "Resolutions"), certified as of the date hereof by an officer of the Company;

         7. The Merger Agreement;

         8. A certificate executed by an officer of the Company, dated the date hereof; and

         9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

         3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

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Starwood Financial Inc.
December 3, 1999
Page 3


         4. Any Documents submitted to us as originals are authentic. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

         5. The Shares will not be issued or transferred in violation of any restriction or limitation contained in the Charter.

         6. All requisite corporate action was taken by TriNet and ST to validly approve the Merger under Maryland law.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. The Shares have been duly authorized for issuance and, when and if issued and delivered against payment therefor in accordance with the Resolutions and the Merger Agreement, will be (assuming that upon any such issuance the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement

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Starwood Financial Inc.
December 3, 1999
Page 4


and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except Rogers & Wells LLP, counsel to the Company, in connection with any opinion rendered by it on the date hereof relating to the Shares) without, in each instance, our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                              Very truly yours,